    As filed with the Securities and Exchange Commission on January 9, 2002

                                                    Registration No. 33-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                       SECURITIES AND EXCHANGE COMMISSION

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               VESTIN GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                         (State or Other Jurisdiction of
                         Incorporation or Organization)


                                   52-2102142
                                (I.R.S. Employer
                               Identification No.)

   2901 EL CAMINO AVENUE, SUITE 206
          LAS VEGAS, NEVADA                               89102
(Address of Principal Executive Offices)                (Zip Code)

                  THE VESTIN GROUP, INC. 2000 STOCK OPTION PLAN
                            (Full Title of the Plan)

                               MICHAEL V. SHUSTEK
                        2901 EL CAMINO AVENUE, SUITE 206
                             LAS VEGAS, NEVADA 89102
                     (Name and Address of Agent for Service)

                                 (702) 227-0965
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
       Title of              Amount to be         Proposed Maximum       Maximum Aggregate          Amount of
      Securities            Registered (2)       Offering Price Per     Offering Price (3)      Registration Fee
         to be                                        Share (3)
    Registered (1)
--------------------------------------------------------------------------------------------------------------------
Common Stock $.0001
par value                       600,000                 $7.87               $4,722,000              $1,128.56
====================================================================================================================



1. The securities to be registered include options to acquire the Registrant's Common Stock.

2. Pursuant to Rule 416(a), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

3. Estimated solely for purposes of determining the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of high and low prices for shares of common stock as reported on the Nasdaq Small Cap Market on January 2, 2002.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The documents containing the information specified in Part I will be delivered to the participants in the Vestin Group, Inc. 2000 Stock Option Plan in accordance with Form S-8 and Rule 428 of the Securities Act of 1933, as amended (the "Act").

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents previously filed by Vestin Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference into this registration statement pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall be deemed a part hereof:

        (a) The Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 2000, as amended;

        (b) The Quarterly Reports of the Company for the quarterly periods ended March 31, 2001 and June 30, 2001, as amended, and the Quarterly Report of the Company for the quarterly period ended September 30, 2001;

        (c) The Current Report on Form 8-K of the Company dated January 2, 2001, the Current Reports on Form 8-K of the Company dated January 10, 2001 and the Current Report on Form 8-K of the Company dated November 29, 2001;

        (d) All other reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2000; and

        (e) The description of the Company's common stock contained in the Company's Form 10-SB registration statement filed pursuant to
                Section 12 of the Exchange Act on November 30, 1998.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

        Each document incorporated by reference is available free of charge to participants in the Company's 2000 Stock Option Plan, upon written or oral request. Such request should be made in writing to the secretary of the Company at 2901 El Camino Avenue, Suite 206, Las Vegas, Nevada 89102 or by telephone
(702) 227-0965.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

        This registration statement is being filed solely to register the issuance of up to 600,000 shares of the Company's common stock, $.0001 par value per share, pursuant to the Company's 2000 Stock Option Plan.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the General Corporation Law of the State of Delaware ("Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses that such officer or director actually and reasonably incurred.

        Article Fourteen of the Company's Certificate of Incorporation and
Article XI of the Company's By-Laws provide for indemnification of the directors, officers, agents and employees of the Company to the fullest extent permitted by Delaware Law.

        Article Fifteen of the Company's Certificate of Incorporation contains a provision limiting the personal liability of the Company's directors in connection with violations of a director's fiduciary duty. Such provision establishes that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability arising out of: (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) any unlawful payment of dividends or unlawful stock purchases or redemptions in violation of Section 174 of the Delaware Law; or (iv) a transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

Exhibit             Description
-------             -----------
4                   The Vestin Group, Inc. 2000 Stock Option Plan.

5                   Opinion regarding legality by Squire, Sanders & Dempsey L.L.P.

23.1                Consent of Grant Thornton LLP.

23.2                Consent of Squire, Sanders & Dempsey L.L.P.

24                  Power of Attorney.


Item 9. Undertakings

        (a)     The Company hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                        (i) Include any prospectus required by Section 10(a)(3) of the Act;

                        (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) include any additional or changed material information with respect to the plan of distribution;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
                Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, state of Nevada, on this 26th day of December, 2001.

                                        VESTIN GROUP, INC.


                                        By: /s/ Lance K. Bradford
                                           -------------------------------------
                                        Lance K. Bradford, President, Treasurer
                                        and Director


                            SPECIAL POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Lance K. Bradford his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                              TITLE                                       DATE
---------                              -----                                       ----

/s/ Lance K. Bradford                  President, Treasurer and Director           December 26, 2001
-----------------------------------    * Principal Accounting and Financial
Lance K. Bradford                      Officer

/s/ Michael V. Shustek                 Chairman of the Board, Chief                December 26, 2001
-----------------------------------    Executive Officer and Director
Michael V. Shustek                     * Principal Executive Officer


/s/ Stephen J. Byrne                   Chief Operations Officer and Director       December 26, 2001
-----------------------------------
Stephen J. Byrne

                                       Director
-----------------------------------
Robert J. Aalberts

/s/ Robert A. Groesbeck                Director                                    January 7, 2002
-----------------------------------
Robert A. Groesbeck

/s/ John E. Dawson                     Director                                    December 26, 2001
-----------------------------------
John E. Dawson

                                       Director
-----------------------------------
Robert L. Forbuss

                                       Director
-----------------------------------
James C. Walsh

/s/ Steve DuCharme                     Director                                    January 7, 2002
-----------------------------------
Steve DuCharme

                                       Director
-----------------------------------
Jan Jones

                                  EXHIBIT INDEX

Exhibit                                                                                    Method
Number                                      Description                                   of Filing
-------                                     -----------                                   ---------
4           The Vestin Group, Inc. 2000 Stock Option Plan.                            (Filed Herewith)

5           Opinion regarding legality by Squire, Sanders & Dempsey L.L.P.            (Filed Herewith)

23.1        Consent of Grant Thornton LLP.                                            (Filed Herewith)

23.2        Consent of Squire, Sanders & Dempsey L.L.P.                                (See Exhibit 5)

24          Power of Attorney.                                                      (See Signature Page)